PURCHASE AGREEMENT
     THIS AGREEMENT, made and entered into this _______ day of January, 2000, by and between Floridino's International Holdings, Inc., a Florida Corporaiton, 3560 Cypress Gardens Road, FL, hereinafter "Floridino's" and/or "Purchaser", and CHRIS DALFO ("DALFO") and HILBERT BINDEROW ("BINDEROW"), P.O. Box 38, Palm City, Florida 34991 and/or "Sellers."
     WHEREAS DALFO and BINDEROW are the principals and officers, directors and sole stockholders of TRITON PRESTIGE PRODUCTS, INC., a Florida corporation, ("TRITON") and are desirous of entering into a transaction with FLORIDINO'S to sell to the Purchaser One Hundred (100%) Percent of the shares of common Stock of TRITON subject to the representations and conditions of this Agreement;
     NOW, THEREFORE, IN CONSIDERATION OF $10.00 and other good and valuable considerations, and the promises and representations made by the parties each to the other, IT IS AGREED AS FOLLOWS:
     1.   SELLERS' REPRESENT:
          a. TRITON is a Florida corporation, in good standing heretofore organized on December 1, 1997. That DALFO and BINDEROW are the sole stockholders of the said corporation and are the sole officers and directors of said corporation and as such have full authority to enter into this transaction based upon the following representations made to the Purchaser.
          b. TRITON is the holder of a valid lease agreement on a space of approximately nine thousand seven hundred fifty (9,750) square feet, Building "1" at the Sands Commerce Center, 3090 S.W. 42nd Avenue, Palm City, Florida. Said lease is for a period of ten (10) years from January 1, 2000 to December 31, 2009. The monthly rents as set forth in said lease, a copy of which is attached hereto as Exhibit "I", which total rental for the ten (10) year period equals Four Hundred Seven Thousand Five Hundred Fifty and 12/100 ($407,550.12) Dollars.
      The security deposit of Six Thousand Twelve and 50/100 ($6,012.50) Dollars has been paid to the Lessor. Said premises is used for the assembly of pizza and related products.
                      INTENTIONALLY OMITTED

              C. That attached hereto as Exhibit "2" is the Financial Statement of Triton for the period ending October 31, 1999, which said Financial Statement is true and correct and represents the financial condition of the corporate entity as of that date.
              It is agreed that the Sellers shall relieve the corporation of all debt, including the two loans reflected on said statement. All Accounts Receivable and cash shall be assigned to the Sellers and all Accounts Payable shall be assumed by the Sellers. The Sellers shall indemnify and hold harmless TRITON and the Purchaser against any claim which may arise against TRITON or the Purchaser as to any Accounts Payable.
              D.  That the following equipment is in good
mechanical ind operating order and has been installed or used in connection with the operation all of which is owned by TRITON, and is free and clear of encumbrances, liens or obligations of any kind, nature or description, excepting as to the freezer,

              5200 Square Feet of Freezer and Cooler;
              1 Electric Forklift,
              3 Pallet Jacks;
              2 Stainless Steel Tables;
              1 Cheese Grinder;
                 3        Desks;
                 2        Conference Tables;
                 2        File Cabinets,,
                 1        Computer, Printer, Monitor;
                 1        Fax Machine
                 1        Portable Pizza Oven
                 1        Storage Cabinet,
              Miscellaneous Utensils and Pons;
              Assorted Chairs
              E. That TRITON is free and clear of debt except the sole obligation of the company is by way of an obligation to DAWN FOOD PRODUCTS, INC., an Indiana corporation, on a promissory note in the original principal sum of Eighty Four Thousand Two Hundred Forty and no/100 ($184,240.00) Dollars dated July 1, 1999. Payments required to be made under and pursuant to the terms of the said promissory note, are as follows:
         a.            Year 1             $1,040 00 per month;
         b.            Year 2             $1,300.00 per month;
         c.            Year 3             $1,560.00 per month;
         d.            Year 4             $1,820.00 per month;
         e.            Year 5             $1,300.00 per month.
              That the said promissory note is secured by a pledge of the freezer equipment. A copy of the Promissory Note and guaranty of Sellers is attached as Exhibit 3.
              F. TRITON has heretofore conducted a business operation in Atlanta, Georgia, the facilities of which business operation have been closed and discontinued. No outstanding obligations exist in connection with the closing of such facility. If any such obligation arises, same shall be the sole obligation of DALFO and BINDEROW, and they shall indemnify and hold harmless TRITON and FLORIDINO'S as against any claim asserted, as a result of the operation and/or closure of the facility in Atlanta, Georgia.
               g. That contained within the premises in Palm Beach and/or Palm City are certain inventories of ingredients which are used in the preparation of the products sold.
That all of said inventories arc usable and will be delivered at cost. Inventory thereof shall be taken prior to closing and payment thereof to Sellers shall be in cash at closing.
               h. Sales are forecast during the next three (3) years at Four Million Five Hundred Thousand (S4,500,000.00) Dollars, Exhibif "4", to be modified accordingly. Sellers acknowledge that the employment hereinafter provided is conditional upon Sellers achieving sales of not less than Four Million Five Hundred Thousand (S4,500,000. 00) Dollars, over the next following three (3) years.
         2.    THE PURCHASE PRICE:
     Based upon the foregoing representations by the Sellers and in consideration of the matters and things as set forth herein, DALFO and BINDEROW agree to convoy One Hundred (100%) Percent of the outstanding stock of TRITON to FIORIDINO'S, in exchange for Fifty Thousand (50,000) Restricted Shares of Common stock of FLORIDINO'S, subject to a three (3) year "Lock up Agreement".
     The said shares shall be issued upon closing subject to adjustment as hereinafter provided.
     The shares of FLORIDINO'S Common Stock which are registered trade in the Over the Counter marketplace ("OTC").
     3.    EMPLOYMENT AGREEMENTS:
               A. As part of the transaction, TRITON ehall employ DALFO and BINDEROW as Sales Agents of FLORIDINO'S or TRITON specialty products, which include those products presently prepared and distributed by TRITON and/or FLORIDINO'S. Any brand names used by TRITON may be continued under the TRITON label, or at the discretion of FLORIDINO'S, such brand names may be modified as are determined by FLORIDINO'S. DALFO and BINDEROW shall produce gross sales of not less than Four Million Five Hundred Thousand ($4,500,000.00) Dollars, with an approximate operating margin of Twenty Seven (27%) Percent over the next following three (3)years. From the said operating margin DALFO and BINDEROW shall be paid a sum equal to Seven and a Half (7.5%) Percent of the gross sales effected by DALFO and BINDEROW of TRITON products and a sum equal to Five (5%) Percent of the gross sales of FLORIDINO's products. It is agreed that each shall be entitled to draw against annual maximum draw of Fifty Thousand ($5O,000.00) Dollars each. In the event that commissions earned shall be more or less than the advance or draw, then an adjustment shall be made on the advance or draw and adjustments shall be effected as against a total of Fifty Thousand (50,000.00) Dollars annual advance or draw by each of the parties. Commissions as against the draw shall be adjusted quarterly.
              B. In the event that Sellers fail to achieve Four Million Five Hundred Thousand Dollars over the next following three (f) years of sales as represented, adjustment, at discretion of FLORIDINO'S shall be made as to the purchase price.
             Upon Sellers increasing sales of FLORIDINO'S or TRITON products under their division by a sum equal to Five Hundred Thousand ($500,000.00) Dollars per annum, then and in that event, the Sellers jointly shall receive Ten Thousand (10,000) Shares of restricted Common Stock of FLORIDINO'S subject to like provisions as the original shares issued. For each year that the Sellers shall cause a sales increase of Five Hundred Thousand ($500,000.00) Dollars over the prior year, they jointly shall receive as a bonus an additional Ten Thousand (10,000) Shares of FLORIDINO'S stock, subject to like provisions as prior issuances.
         4.    CLOSING:
               Closing shall occur on January __________, 2000 at such place as shall be agreeable to the parties.
               As part of the consideration at time of closing the following adjustments shall be made:
          a. The Security Deposit of Six Thousand Twelve and 50/100 ($6,012.50) Dollars paid as to the lease described in Paragraph l(b) Shall be paid to Sellers;
          b. The sum of One Thousand Six Hundred ($1,600.00) Dollars covering all deposits for utilities including electric, water, gas, if any, shall be paid to Sellers by cash or check.
          C. The agreed price of the Inventory described in l(g) shall be evidenced by a note from FLORIDINO'S to the Sellers payable on installments over a sixty (60) day period.
          D. The stockholder loan and other loan payable described in the October 31 ,1999 Financial Statement shall be cancelled and satisfied.
          E.  Any other required adjustments shall be made.
          F. At time of closing, Sellers shall deliver to Purchaser all books and records of TRITON.
                    G.  TRITON shall elect a Board of Directors
of five (5)
persons of which three (3) directors shall be designated by FLORIDINO'S.
          H. A Board of Directors of TRITON shall be elected and recorded in the Minutes of the Corporation.
          I. Purchaser shall direct its transfer agent to deliver the shares of Purchaser to Sellers with each Seller receiving such amount as directed by him, subject to the following restrictions placed thereon, to wit:
               These securities have not been registered under the Securities Act of 1933 as amended ("ACT") or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.

              In addition, Sellers shall execute a three (3) year
"Lock up Agreement" required by the Purchaser.

          5.    CONDITION TO CLOSING:
          The closing is Subject to satisfaction of the conditions that the representations and warranties of the Sellers and the Purchaser contained herein are true and correct and will be true and correct as of the Closing; the Sellers will have delivered to the Purchaser the items required and the purchaser will have delivered to Seller the items required and the Purchaser and Sellers will have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by such party prior to or as of the Closing.
          6.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES:
          a. Authority of Parties, consents, Execution of Agreements. Parties have all requisite power, authority. and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. No consent, authorization, approval, license, permit or order of, or riling with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed hereunder. This Agreement has been duly executed and delivered by each and constitutes a valid and legally binding obligation of each, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.
          b. The Shares. The shares of each are free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance, except pursuant to applicable law and the shares have not been sold, assigned, or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Sellers to sell or transfer the shares other than pursuant to this Agreement.
          C. Common Stock of Purchaser. The Purchaser warrants and acknowledges that:
               i. The shares of the Purchaser to be received by the Sellers have not been registered under the Securities Act of 1933 as amended ("Act"), or under applicable state blue sky laws;
               ii. The, Purchaser is acquiring One Hundred (100% Percent of the shares of the corporation;
               iii. The Sellers are aware that the shares of Purchaser may not be sold unless such shares are registered pursuant to the Act or qualify for an exemption from such registration;
               iv.  That a legend shall he placed on the
certificate evidencing the shares to be received by the Sellers, restricting sale and covering "lock up" period.

          7.    NOTICES.
          All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically deliver, delivered by overnight deliver, confirmed telecopy, telegram or courier, or three days after having been deposited in the United States Mail, as certified mail, return receipt requested, and with postage prepaid, addressed to the recipient at the address listed at the top of the first page of this Agreement. Any address may be changed by giving notice of such change in the foregoing manner to the other party, except that notices for changes of address will be effective only upon receipt.

          8.   ASSIGNMENT:
          This Agreement and the rights granted hereunder may not be assigned in whole or in part by any of the parties without the prior written content of the other parties.

          9.   FURTHER ASSURANCES.
          All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and Purposes of this Agreement, including copes of all Minutes of each entity.

          10. GENDER:
          Whenever the Context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

          11. CAPTIONS:
          The captions contained in this Agreement are inserted only as a matter of conscience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof

          12.  ENTIRE AGREEMENT.
          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

          13.  AMENDMENT.
          This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

          14.  CHOICE OF LAW.
          This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

          15.  EFFECT OF WAIVER:
          The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

          16.   SEVERABILITY.
          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or enforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such Jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          17.   ENFORCEMENT.
          Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Venue for any such action, in addition to any other yenue permitted by statute, will be Polk County, Florida.

          18.  BINDING NATURE.
          This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties to this Agreement.

          19.  COUNTERPARTS.
          This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          20.  CONSTRUCTION.
          This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.
     The parties, as evidenced by their signatures below, acknowledge that this Agreement has been presented to their attorneys and that their attorneys have had the opportunity to review and explain to them the terms find provisions of the Agreement and that they fully understand those terms and provisions.

     IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the date first above written.

         Witnesses:                  FLORIDINO'S INTERNATIONAL
                                     HOLDINGS INC.
                                     a Florida corporation

                                              (SEAL)
         As to Purchaser             "PURCHASER"
                                      By.             (SEAL)
                                          Chris Dalfo
                                      By.             (SEAL)
                                          Hilbert Binderow